UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – October 11, 2017

Commission File Number: 000-54830

SUNSTOCK, INC.

(Exact name of registrant as specific in its charter)

DELAWARE	46-1856372
(State of Incorporation)	(I.R.S. Employer I.D. No.)

111 VISTA CREEK CIRCLE, SACRAMENTO, CALIFORNIA 95835

(Address of principal executive offices, including zip code)

916-860-9622

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreements and Notes

On October 11, 2017, Sunstock, Inc. (the “Company” or “we”) entered into a securities purchase agreement (“SPA”) with Auctus Fund, LLC, upon the terms and subject to the conditions of SPA, we issued a convertible promissory note in the principal amount of $85,000.00 (the “Note”) to Auctus. The Company received proceeds of $74,250.00 in cash from Auctus. Interest accrues on the outstanding principal amount of the Note at the rate of 12% per year. The Note is due and payable on July 11, 2018. The Note is convertible into common stock, subject to Rule 144, at any time after the issue date, at the lower of (i) the lowest trading price during the previous twenty-five (25) trading day prior to the date of the Note, and (ii) 50% multiplied by the lowest trading price during the twenty-five (25) trading day prior to the conversion date. If the shares are not delivered to Auctus within three business days of the Company’s receipt of the conversion notice, the Company will pay Auctus a penalty of $2,000 per day for each day that the Company fails to deliver such common stock through willful acts designed to hinder the delivery of common stock to Auctus. Auctus does not have the right to convert the Note, to the extent that it would beneficially own in excess of 4.99% of our outstanding common stock. The Company shall have the right, exercisable on not less than three (3) trading days’ prior written notice to Auctus, to prepay the outstanding balance on this Note for (i) 135% of all unpaid principal and interest if paid within 90 days of the issue date and (ii) 150% of all unpaid principal and interest starting on the 91st day following the issue date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the Auctus Note becomes immediately due and payable. Regarding the Note, the Company paid Auctus $10,750.00 for its expenses and legal fees.

The Note is a short-term debt obligation that is material to the Company. The Note also contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. In the event of default, at the option of Auctus and in Auctus’s sole discretion, Auctus may consider the Note immediately due and payable.

The foregoing descriptions of the SPA and Note are qualified in their entirety by reference to such SPA and Note, which are filed hereto as Exhibit 10.3, and incorporated herein by reference.

On October 11, 2017, the “Company” entered into a securities purchase agreement (“SPA2”) with EMA Financial, LLC (“EMA), upon the terms and subject to the conditions of SPA2, we issued a convertible promissory note in the principal amount of $85,000 (the “Note2”) to EMA. The Company received proceeds of $74,295.00 in cash from EMA. Interest accrues on the outstanding principal amount of the Note2 at the rate of 12% per year. The Note2 is due and payable on October 11, 2018. The Note2 is convertible into common stock, subject to Rule 144, at any time after the issue date, at the lower of (i) the closing sale price of the common stock on the on the trading day immediately preceding the closing date, and (ii) 50% of the lowest sale price for the common stock during the twenty (25) consecutive trading days immediately preceding the conversion date. If the closing sale price at any time fall below $0.17 or less. (as appropriately and equitably adjusted for stock splits, stock dividends, stock contributions and similar events), then such 50% figure mentioned above shall be reduced to 35%. If the shares are not delivered to EMA within three business days of the Company’s receipt of the conversion notice, the Company will pay EMA a penalty of $1,000 per day for each day that the Company fails to deliver such common stock through willful acts designed to hinder the delivery of common stock to EMA. EMA does not have the right to convert the note, to the extent that it would beneficially own in excess of 4.9% of our outstanding common stock. The Company shall have the right, exercisable on not less than five (5) trading days’ prior written notice to EMA, to prepay the outstanding balance on this Note for (i) 135% of all unpaid principal and interest if paid within 90 days of the issue date and (ii) 150% of all unpaid principal and interest starting on the 91st day following the issue date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the Note2 becomes immediately due and payable. In connection with the Note2, the Company paid EMA $10,605 for its expenses and legal fees.

The Note2 is a short-term debt obligation that is material to the Company. The Note2 also contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC, and increases in the amount of the principal and interest rates under the Note2 in the event of such defaults. In the event of default, at the option of EMA and in EMA’s sole discretion, EMA may consider the Note2 immediately due and payable.

The foregoing descriptions of the SPA and Note are qualified in their entirety by reference to such SPA and Note, which are filed hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference.

On October 24, 2017, the “Company” entered into a securities purchase agreement (“SPA3”) with Powerup Lending Group, LTD (“POWER), upon the terms and subject to the conditions of SPA3, we issued a convertible promissory note in the principal amount of $108,000.00 (the “Note3”) to POWER. The Company received proceeds of $105,000.00 in cash from POWER. Interest accrues on the outstanding principal amount of the Note3 at the rate of 12% per year. The Note3 is due and payable on July 30, 2018. The Note3 is convertible into common stock, subject to Rule 144, at any time after the issue date, at 61% of the lowest sale price for the common stock during the twenty (15) consecutive trading days immediately preceding the conversion date. If the shares are not delivered to POWER within three business days of the Company’s receipt of the conversion notice, the Company will pay POWER a penalty of $2,000 per day for each day that the Company fails to deliver such common stock through willful acts designed to hinder the delivery of common stock to POWER. POWER does not have the right to convert the note, to the extent that it would beneficially own in excess of 4.99% of our outstanding common stock. The Company shall have the right, exercisable on not less than three (3) trading days’ prior written notice to POWER, to prepay the outstanding balance on this Note for (i) 115% of all unpaid principal and interest if paid within 30 days of the issue date and (ii) 120% up to 140% of all unpaid principal and interest starting on the 31st day up to the 180th day following the issue date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% of all unpaid principal and interest per annum and the Note3 becomes immediately due and payable. In connection with the Note3, the Company paid POWER $3,000.00 for its expenses and legal fees.

The Note3 is a short-term debt obligation that is material to the Company. The Note3 also contains certain representations, warranties, covenants and events of default including if the Company is delinquent in its periodic report filings with the SEC, and increases in the amount of the principal and interest rates under the Note3 in the event of such defaults. In the event of default, at the option of POWER and in POWER’s sole discretion, POWER may consider the Note3 immediately due and payable.

The foregoing descriptions of the SPA and Note3 are qualified in their entirety by reference to such SPA and Note2, which are filed hereto as Exhibit 10.4 and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item. As of November 7, 2017, the Company had a total of approximately 46,643,638 shares of common stock issued and outstanding.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, this investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and will receive, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Convertible Promissory Note in the Principal Amount of $85,000.00, by and between Sunstock, Inc. and EMA Financial, LLC, dated October 11, 2017.

10.2	Securities Purchase Agreement, by and between Sunstock, Inc. and EMA Financial, LLC, dated October 11, 2017.

10.3	Convertible Promissory Note and Securities Purchase Agreement, by and between Sunstock, Inc. and Auctus fund, LLC dated, October 11, 2017.

10.4	Convertible Promissory Note and Securities Purchase Agreement, by and between Sunstock, Inc. and Power Up Lending Group, LTD dated, October 24, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunstock, Inc.

Date: November 8, 2017	By:	/s/ Jason C. Chang
Jason C. Chang, Chief Executive Officer